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                                                                    EXHIBIT 23.6


                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


We hereby consent to the use of our opinion letter dated February 28, 2001 to the Board of Directors of MCN Energy Group Inc. included as Appendix B to the Proxy Statement/Prospectus which forms a part of Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 of DTE Energy Company relating to the proposed merger of MCN Energy Group Inc. with a wholly-owned subsidiary of DTE Energy Company, and to the references to such opinion in such Joint Proxy Statement/Prospectus under the caption "THE MERGER--Opinion of MCN's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                           By:   /s/ THOMAS L. GERLACHER
                                              ----------------------------------

                                           Name: Thomas L. Gerlacher
                                           Title: Vice President,
                                                  Investment Banking



New York, New York
April 9, 2001